LICENSE AGREEMENT RELATING TO USE OF NAME

     AGREEMENT made as of the 31st day of August, 1992 by and between MERRILL LYNCH & CO., INC.("ML&Co.") a Delaware corporation, and MERRILL LYNCH CONSULTS INTERNATIONAL PORTFOLIO, a Massachusetts business trust (the "Fund");

                              W I T N E S S E T H :

     WHEREAS, ML&CO. was incorporated under the laws of the State of Delaware on March 27, 1973 under the corporate name "Merrill Lynch & Co., Inc." and has used such name at all times thereafter;

     WHEREAS, ML&CO. was duly qualified as a foreign corporation under the laws of the State of New York on April 25, 1973 and has remained so qualified at all times thereafter;

     WHEREAS, the Fund was organized as an unincorporated business trust under the laws of the Commonwealth of Massachusetts pursuant to a Declaration of Trust dated June 26, 1992, a copy of which together with all amendments thereto is on file in the office of the Secretary of the Commonwealth of Massachusetts; and

     WHEREAS, the Fund desires to qualify to do business in the form of a foreign business trust under the laws of the State of New York and has requested ML&CO. to give its consent to the use of the words "Merrill Lynch" and "Merrill Lynch Consults" in the Fund's name and to refer to the "Merrill Lynch Consults" Service" in its Registration Statement.

     NOW, THEREFORE, in consideration of the premises and of the covenants hereinafter contained, ML&CO. and the Fund hereby agree as follows:

     1. ML&CO. hereby grants the Fund a non-exclusive license to use the words "Merrill Lynch" and "Merrill Lynch Consults" in the Fund's name and to refer to the "Merrill Lynch Consults(Service Mark) Service" in its Registration Statement.

     2. ML&CO. hereby consents to the qualification of the Fund to do business in the form of a foreign business trust corporation under the laws of the State of New York with the words "Merrill Lynch" and "Merrill Lynch Consults" in its name and agrees to execute such formal consents as may be necessary in connection with such filing.

     3. The non-exclusive license hereinabove referred to has been given and is given by ML&CO. on the condition that it may at any time, in its sole and absolute discretion, withdraw the non-exclusive license to the use of the words "Merrill Lynch" and "Merrill Lynch Consults" in the name of the Fund and to refer to the "Merrill Lynch Consults(Service Mark) Service" in its Registration Statement; and, as soon as practicable after receipt by the Fund of written notice of the withdrawal of such non-exclusive license, and in no event later than ninety days thereafter, the Fund will change its name so that such name will not thereafter include the words "Merrill Lynch" and "Merrill Lynch Consults" or any variation thereof and the Fund will remove all references to "Merrill Lynch Consults(Service Mark) Service" in its Registration Statement.

     4. ML&CO. reserves and shall have the right to grant to any other company,

including without limitation, any other investment company, the right to use the words "Merrill Lynch" and "Merrill Lynch Consults" or variations thereof in its name and to refer to the "Merrill Lynch Consults(Service Mark) Service" in its registration statement and no consent or permission of the Fund shall be necessary; but, if required by an applicable law of any state, the Fund will forthwith grant all requisite consents.

     5. The Fund will not grant to any other company the right to use a name similar to that of the Fund or ML&CO. without the written consent of ML&CO.

     6. Regardless of whether the Fund should hereafter change its name and eliminate the words "Merrill Lynch" and "Merrill Lynch Consults" or any variation thereof from such name, the Fund hereby grants to ML&CO. the right to cause the incorporation of other corporations or the organization of voluntary associations which may have names similar to that of the Fund or to that to which the Fund may change its name and to own all or any portion of the shares of such other corporations or associations and to enter into contractual relationships with such other corporations or associations, subject to any requisite approval of a majority of the Fund's shareholders and the Securities and Exchange Commission and subject to the payment of a reasonable amount to be determined at the time of use, and the Fund agrees to give and execute any such formal consents or agreements as may be necessary in connection therewith.

     7. This Agreement may be amended at any time by a writing signed by the parties hereto. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, whether written or oral, with respect thereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        MERRILL LYNCH & CO., INC.


                                        By: /s/
                                            Exec. Vice President



                                        MERRILL LYNCH CONSULTS
                                        INTERNATIONAL PORTFOLIO


                                        By: /s/ ARTHUR ZEIKEL
                                            President